Exhibit 99.2

Innovative Aerosystems Acquires License for Honeywell Power Generator Systems, Further Expanding Electrical Power and Sustainment Capabilities

Exton, Pennsylvania — April 2, 2026 — Innovative Aerosystems (Nasdaq: ISSC), a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions, announced today that it has acquired from Honeywell International Inc. (“Honeywell”) (NASDAQ: HON)  an exclusive perpetual license covering unique and related parts, intellectual property, customer contracts, OEM and aftermarket production and repair, and program assets associated with Honeywell power generator systems supporting commercial and defense aircraft.

Under the terms of the agreement, ISSC acquired key operational assets including specialized tooling, testing equipment, and technical data necessary to support Power Generators and Generator Control Units installed on Boeing 767 passenger and freighter aircraft, the KC-46 aerial refueling tanker, and the F-15 fighter platform.

This strategic expansion strengthens Innovative Aerosystems’ ability to provide long-term sustainment, engineering support, and supply continuity for operators of mission-critical electrical power generation systems worldwide.

MANAGEMENT COMMENTARY

“This transaction expands our capabilities in aircraft electrical power generation and reinforces our strategy to be a trusted lifecycle partner for both commercial transport and defense operators,” said Shahram Askarpour, Chief Executive Officer of Innovative Aerosystems. “These systems play a critical role in delivering stable electrical power to avionics, flight controls, communications, and other essential onboard systems. Integrating this portfolio into our organization allows us to enhance support responsiveness, preserve technical continuity, and pursue future modernization opportunities across these important platforms,” concluded Askarpour.

COMPELLING TRANSACTION RATIONALE

•	Strengthens electrical power system sustainment capabilities. Power Generators and Generator Control Units are responsible for generating, conditioning, and managing onboard electrical power throughout all phases of flight. These systems help maintain stable electrical supply, balance system loads, and protect sensitive avionics and aircraft systems from power disturbances.

•	Expands customer and platform reach. This transaction broadens Innovative Aerosystems’ support footprint across commercial transport and defense fleets, enhancing its ability to provide long-term sustainment, engineering support, and supply continuity for global operators, maintainers, and OEM partners.

720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146

•	Commercial and operational synergy potential. Innovative Aerosystems plans to maintain continuity of support for current operators while leveraging its vertically integrated U.S. engineering, manufacturing, and certification capabilities to improve product supportability, support repair and spares responsiveness, and explore future modernization initiatives.

•	Furthers integrated avionics and power systems strategy. By adding these capabilities to its portfolio, Innovative Aerosystems enhances its ability to support operators with integrated solutions spanning flight deck modernization, flight controls, navigation technologies, autopilots, mission computing, and electrical power system sustainment.

ABOUT INNOVATIVE AEROSYSTEMS

Headquartered in Exton, Pa., Innovative Aerosystems is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IA offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IA is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.iascorp.com.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, “look forward” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation; statements about our expected benefits of the acquisition. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements.

INVESTOR RELATIONS CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

Source: Innovative Aerosystems

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720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146